      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2004

                                                 Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                             PDG ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                         22-2677298
 (State of other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                  1386 Beulah Road,
                    Building 801
                   Pittsburgh, PA                                15235
      (Address of Principal Executive Offices)                 (zip code)

                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                              (Full Title of Plan)
-------------------------------------------------------------------------------

                            John C. Regan, President
                         1386 Beulah Road, Building 801
                              Pittsburgh, PA 15235
                     (Name and address of agent for service)

                                 (412) 243-3200
          (Telephone number, including area code, of agent for service)

-------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE OFFERING              AMOUNT OF
     BE REGISTERED              REGISTERED             SHARE                       PRICE                  REGISTRATION FEE
------------------------    ----------------    --------------------        ---------------------       --------------------
Common Stock                    2,000,000              $1.05                     $2,100,000                   $266.07

                             PDG ENVIRONMENTAL, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

         This Registration Statement is being filed in accordance with General Instruction E to Form S-8 ("Instruction E") for the purpose of registering 2,000,000 additional shares of Common Stock that may be issued under and pursuant to the terms of the Amended and Restated Incentive Stock Option Plan. Pursuant to Instruction E, the contents of the Registration Statements on Form S-8 No. 33-40698 and No. 333-35369 are hereby incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 27, 2004.


                                         PDG ENVIRONMENTAL, INC.


                                         By /s/ John C. Regan
                                         --------------------------------
                                         Chairman, Chief Executive Officer
                                         and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John C. Regan                                                                       May 27, 2004
-----------------------------------------------------------------
Chairman, Chief Executive Officer and Chief Financial Officer
(Principal Executive and Financial Officer and Director)



                                                                                      By /s/ John C. Regan
                                                                                      --------------------------
/s/ Richard A. Bendis                                                                 John C. Regan, Attorney-in-Fact
-----------------------------------------------------------------                     May  27, 2004
Director

                                                                                      By /s/ John C. Regan
                                                                                      --------------------------
/s/Edwin J. Kilpela                                                                   John C. Regan, Attorney-in-Fact
-----------------------------------------------------------------                     May  27, 2004
Director

                                                                                      By /s/ John C. Regan
                                                                                      --------------------------
/s/Edgar Berkey                                                                       John C. Regan, Attorney-in-Fact
-----------------------------------------------------------------                     May  27, 2004
Director

                                                                                      By /s/ John C. Regan
                                                                                      ----------------------------------
/s/James D. Chiafullo                                                                 John C. Regan, Attorney-in-Fact
-----------------------------------------------------------------                     May  27, 2004
Director


                                  EXHIBIT INDEX


5.1 Opinion of Cohen & Grigsby, LLC, counsel for the Corporation as to the legality of the securities being registered.

23.1     Consent of Parente Randolph, LLC, independent auditors.

23.2 Consent of Cohen & Grigsby, LLC, counsel for the Corporation (Included in Exhibit 5.1)

24.1     Power of Attorney of Richard A. Bendis.

24.2     Power of Attorney of Edgar Berkey.

24.3     Power of Attorney of James D. Chiafullo.

24.4     Power of Attorney of Edwin J. Kilpela.